Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-13222) of Gemplus International SA of our report dated March 11, 2005 (except for Note 38 which is as of June 17, 2005) relating to the financial statements which appear in this Form 20-F.

/s/ PricewaterhouseCoopers Audit

Paris, France
June 30, 2005